Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  DATAKEY, INC.
             (Exact Name of Registrant as Specified in its Charter)

     Minnesota                                                   41-1291472
(State or Other Juris-                                        (I.R.S. Employer
diction of Incorporatio                                   Identification Number)
    or Organization)

                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
              (Address of Principal Executive Office and Zip Code)



                      Datakey, Inc. 1987 Stock Option Plan
                            (Full Title of the Plan)

                                John H. Underwood
                      President and Chief Executive Officer
                                  Datakey, Inc.
                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
                                 (612) 890-6850
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                 Thomas R. King
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
     the 1987 Plan              Indefinite                  $ 0.00                    $ 0.00                    $ 0.00

     Common Stock
     issuable upon
  exercise of options
   granted under the
       1987 Plan              250,000 shares                $5.1875                $1,296,875.00               $447.20

        TOTAL:                                                                                                 $447.20
================================================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on September 3, 1996.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1987 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-14144, No. 33-47068 and No. 33-67280, are incorporated by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville and State of Minnesota, on the 4th day of September, 1996.


                               DATAKEY, INC
                               (the "Registrant")



                               By /s/ John H. Underwood
                               John H. Underwood, President and
                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

     Each of the undersigned constitutes and appoints John H. Underwood and Alan
G. Shuler his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Datakey, Inc. relating to the Company's 1987 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                  Title                               Date


/s/ John H. Underwood        President, Chief Executive        September 4, 1996
John H. Underwood            Officer and Director
                             (principal executive officer)


/s/ Alan G. Shuler           Vice President and                September 4, 1996
Alan G. Shuler               Chief Financial Officer
                             (principal financial and
                             accounting officer)

/s/ Gary R. Holland          Chairman of the Board and         September 4, 1996
Gary R. Holland              Director


/s/ Terrence W. Glarner      Director                          September 4, 1996
Terrence W. Glarner


/s/ Thomas R. King           Director                          September 4, 1996
Thomas R. King


/s/ Eugene W. Courtney       Director                          September 4, 1996
Eugene W. Courtney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                  DATAKEY, INC.



                         Form S-8 Registration Statement



                           E X H I B I T   I N D E X




Exhibit
Number            Exhibit Description

 5                Opinion and Consent of counsel re securities
                     under the 1987 Stock Option Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See signature page)